AMENDMENT TO THE
                          EMPLOYMENT AGREEMENT BETWEEN
                            MICHAEL J. BROWN, SR. AND
                           HARBOR FEDERAL SAVINGS BANK


         The Employment Agreement between Michael J. Brown, Sr. and Harbor Federal Savings Bank is hereby amended as follows:

1. Amended Paragraph to the Agreement to read as follows:

         3.1 Salary. As compensation for his services hereunder, the Employee shall, during the first year of his employment hereunder, receive a base annual salary equal to that in effect on the commencement of the Initial Term payable in accordance with the general payroll practice of Employer and any bonus compensation as determined by the Board of Directors. During each succeeding calendar year or portion thereof, his salary shall be adjusted to equal the greater of (a) the past year base salary, or (b) an amount which includes an annual increase as determined by the Board of Directors."




DATE:          11/13/02                  HARBOR FEDERAL SAVINGS BANK
       -------------------------
                                         EMPLOYER:



                                                /s/
                                         -----------------------------
                                         Edward G. Enns
                                         Chairman of the Board of Directors

                                         EMPLOYEE:



                                                /s/
                                         ---------------------------------------
                                         Michael J. Brown, Sr.

                            AMENDMENT NUMBER 2 TO THE
                          EMPLOYMENT AGREEMENT BETWEEN
                            MICHAEL J. BROWN, SR. AND
                           HARBOR FEDERAL SAVINGS BANK
                           ---------------------------


         The Employment Agreement dated September 13, 1995 (as amended) between Michael J. Brown, Sr. and Harbor Federal Savings Bank is hereby amended as follows:

               1. The preamble on page 1 is hereby amended to read as follows:

                  THIS AGREEMENT is made as of this 13th day of September, 1995 between Harbor Florida Bancshares, Inc. and Harbor Federal Savings Bank whose principal place of business is located at 100 S. Second Street, Fort Pierce, Florida 34950, (together, "Employer"), and Michael J. Brown, Sr., whose residence is 3117 South Indian River Drive, Fort Pierce, Florida 34982 ("Employee").

               2. Section 2.1 is hereby amended to read as follows:

                  2.1 General Duties. Employee has, for a number of years, served as President and Chief Executive Officer of Employer, and shall continue to serve in that position, with the duties and responsibilities customary to that office. During the Employment Term, Employee's title and specific reporting responsibilities may be changed by action of Employer's Board of Directors in light of changing circumstances of Employer, including specifically a transaction described in Section 4.9 hereof, providing that Employee shall at all times during the term hereof have a substantial executive position in keeping with the dignity and prestige of his present position. He shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Employer, subject always to the policies set by the Board of Directors, in accordance with any and all governing rules and regulations of applicable bank regulatory agencies.

               3. Section 2.4 is hereby amended to read as follows:

                  2.4 Uniqueness of Employee's Services. The Employee hereby represents that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies which the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by the Employee.

               4. Section 4.6 is hereby amended to read as follows:

                  4.6 Termination by Regulatory Agency. All obligations under this Agreement shall be terminated, except to the extent it is determined that the continuation of this Agreement is necessary for the continued operation of the Employer: (i) by the Director of the Office of Thrift Supervision, or his or her designee, at the time the Federal Deposit Insurance corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision, or his or her designee, at the time the Director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition.

               5. Section 4.10 is hereby amended to read as follows:

                  4.10 Additional Special Provisions on Termination. In the event of any termination pursuant to Section 4.1, Section 4.9 or this Section 4.10 hereof, then, in additional to all other rights of Employee hereunder, the following special provisions shall apply as to matters here specified:

               6. Section 4.10.2(a) is amended by adding the following new subsection (C) as follows:

                  (C) Employee's resignation for any reason following an event described in 4.9(a), (b), (c) or (d) above, provided that such resignation by Employee may only occur within a window period beginning ninety (90) days after the effective date of any such event and ending one hundred eighty (180) days after any such event.

               7. Section 4.10.2(b) is hereby amended to read as follows:

                  (b) In the event of an Involuntary Termination, in lieu of any further salary payments to the Employee for period subsequent to the date of the Involuntary Termination, the Employer shall pay to the Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, subject to the limitation set forth in subparagraph
                  (c), Severance Payments in an amount equal to three times Employee's Annual Compensation (as defined below) in the taxable year preceding such Involuntary Termination. The term "Annual Compensation" shall mean the sum of the following:

                           (i) the Employee's base salary from the Employer during the 12-month period immediately preceding the Date of Involuntary Termination, plus

                           (ii) the amount of the bonuses received by the Employee from the Employer during the 12 month period immediately preceding the Date of Involuntary Termination, plus

                           (iii) the cost to the Employer of all traditional welfare benefits, which are defined as life, medical, health, disability or dental insurance plans or arrangements in which the Executive or his dependents participate as of the date of the Event of Termination, plus

                           (iv) upon the election of the Employee at his sole discretion, an amount equivalent to the excess, if any, of the aggregate fair market value (measured as of the close of trading on the date of Involuntary Termination) of all shares of any class or series of the Employer's capital stock issuable upon exercise of then outstanding exercisable employee options granted to the Employee over the aggregate exercise price of such options; and such options shall thereupon be cancelled and of no further force or effect.

               8. Section 4.10.2(c) is hereby deleted.

               9. A new Section 4.10.2(f) is hereby added after Section
                  4.10.2(e) as follows:

                  4.10.2(f) In consideration for the benefit described in
                  Section 4.10.1 and the payments under Section 4.10.2(b), and in recognition of the long-term nature of Employee's service to Employer as its Chief Executive Officer, and his recognition and identification with Employer in the markets in which Employer operates, and the need for and significant benefit that protection of business and goodwill associated with Employer following termination of Employee's service will require, Employee and Employer agree that Employee shall, in the three (3) years following termination of his employment with Employer not directly or indirectly (i) become a director, officer, employee, shareholder, principal, agent, consultant or independent contractor of any insured depository institution (or an affiliate or subsidiary thereof) which has an office in any of St. Lucie, Okeechobee, Martin, Volusia, Brevard and Indian River Counties or such other Florida counties in which Employer establishes a branch office during the term of the Agreement whose business in the aforesaid counties competes with the depository, lending or business activities of Employer, provided, however, that nothing herein shall prohibit Employee from continuing to serve as a director of Employer following such termination or from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of such entity if such common stock is publicly traded; (ii) solicit or induce, or cause others to solicit or induce, any employee of Employer, or any of its subsidiaries to leave the employment of such entities, or
                  (iii) solicit (whether by mail, telephone, e-mail, personal meeting or any other means) any customer of Employer or its subsidiaries to transact business with any other entity, whether or not it competes with Employer's business activities, or to reduce or refrain from doing any business with Employer or its subsidiaries or interfere with or damage(or attempt to interfere or damage) any relationships between Employer or its subsidiaries and any such customers. In consideration of the benefits described in Section 4.10.1 and the payments under Section 4.10.2(b), and for the obligation or commitments of the Employee under this Section 4.10.2(f) and the significant value to Employer represented by Employee's agreement not to compete with Employer, Employer shall pay Employee amounts referred to under Section 4.10.2(b) on the effective date of Employee's termination (subject to applicable withholding). Notwithstanding any other provisions of this Section, Employee acknowledges that he has considerable valuable information regarding Employer, including but not limited to Employer's operations, customers and business strategies,, and Employee agrees to treat as confidential all information concerning the books, records, contracts, properties, commitments and affairs of Employer and its subsidiaries and affiliates, including but not limited to information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers and other information of a similar nature not available to the general public.

                  It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public notices, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. The convents with respect to the Counties shall be deemed to be separate covenants with respect to each County, and should any court of competent jurisdiction conclude or find that this Agreement or any portion is not enforceable with respect to any of the Counties, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to any other County. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify as necessary the invalid or unenforceable provisions to alter the balance of this Agreement in order to render the same valid and enforceable.

                  Employer acknowledges that it would not have entered in to this Agreement unless the Employee had, among other things, entered into this Agreement to strictly limit his future ability to engage in activities that compete with Employer's business activities. It is further acknowledged that any breach of this Agreement will result in irreparable damage to Employer for which Employer will not have an adequate remedy at law. In addition to any other remedies and damages available to Employer, the Employee further acknowledges that Employer shall be entitled to injunctive relief hereunder to enjoin any breach of this Agreement, and the parties hereby consent to an injunction in favor of Employer by any court of competent jurisdiction, without prejudice to any other right or remedy to which Employer may be entitled. Employee represents and acknowledges that, in light of his experience and capabilities, he can obtain employment with other than a competing business or in a business engaged in other lines and/or of a different nature than those engaged by Employer or its subsidiaries or affiliates, and that the enforcement of a remedy by way of injunction will not prevent the Employee from earning a livelihood. In the event of a breach of this Agreement by the Employee, the Employee acknowledges that in addition to or in lieu of Employer seeking injunctive relief, Employer may also seek to recover damages in a judicial proceeding. Each of the remedies available to Employer in the event of a breach by the Employee shall be cumulative and not mutually exclusive.

                  If an action is instituted to enforce any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its, her or his reasonable attorneys' fees and costs.

Date:            12/5/03                     HARBOR FEDERAL SAVINGS BANK
         ---------------------------

                                             EMPLOYER:


                                                        /s/
                                             ----------------------------------
                                             Edward G. Enns
                                             Chairman of the Board of Directors




Date:             12/5/03                    HARBOR FLORIDA BANCSHARES,
         ---------------------------           INC.


                                             EMPLOYER:


                                                        /s/
                                             ----------------------------------
                                             Edward G. Enns
                                             Chairman of the Board of Directors



Date:            12/5/03                     EMPLOYEE:
     -------------------------------


                                                        /s/
                                             ----------------------------------
                                             Michael J. Brown, Sr.